Exhibit 99.1

B&G Foods Announces Closing of Tack-on Offering of Senior Secured Notes and Credit Agreement Refinancing

PARSIPPANY, N.J., July 12, 2024 — B&G Foods, Inc. (NYSE: BGS) announced today that it has completed its previously announced tack-on offering of 8.000% senior secured notes due 2028 and credit agreement refinancing.

Closing of Tack-on Offering of Senior Secured Notes

On July 12, 2024, B&G Foods completed its offering of an additional $250.0 million aggregate principal amount of 8.000% senior secured notes due 2028 in a transaction exempt from registration under the Securities Act of 1933, as amended. The new senior secured notes were issued at a price of 100.5% of their face value plus accrued and unpaid interest from March 15, 2024 to, but excluding, the closing date. The new senior secured notes constitute an additional issuance of senior secured notes under the indenture, dated as of September 26, 2023, governing B&G Foods’ previously issued 8.000% senior secured notes due 2028. Following completion of the tack-on offering, approximately $799.3 million of 8.000% senior secured notes due 2028 are outstanding.

B&G Foods used the net proceeds of the new senior secured notes offering to repay a portion of B&G Foods’ tranche B term loans and revolving credit loans under its senior secured credit agreement and to pay related fees and expenses.

The new senior secured notes are guaranteed on a senior secured basis by certain domestic subsidiaries of B&G Foods (that guarantee B&G Foods’ senior secured credit agreement, existing senior secured notes and existing senior unsecured notes). The new senior secured notes are secured by a first-priority security interest in certain collateral, which generally includes most of B&G Foods’ and the guarantors’ right or interest in or to property of any kind, except for real property and certain intangible assets, and which collateral also secures B&G Foods’ senior secured credit agreement and existing senior secured notes on a pari passu basis.

The new senior secured notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in reliance on an exemption from registration pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The new senior secured notes and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. Accordingly, the new senior secured notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable securities laws of any state or other jurisdiction.

Closing of Credit Agreement Refinancing

Also on July 12, 2024, B&G Foods completed the refinancing of its senior secured credit agreement. As part of the refinancing and together with a portion of the net proceeds of the tack-on offering, B&G Foods reduced the aggregate principal amount of tranche B term loans outstanding from $507.3 million to $450.0 million by replacing $507.3 million of outstanding tranche B term loans with $450.0 million of new tranche B term loans. B&G Foods also extended the maturity date for the tranche B term loans from October 10, 2026 to October 10, 2029. The new tranche B term loans were issued at a price equal to 99.00% of their face value. The new tranche B term loans will bear interest based on alternative rates that B&G Foods may choose, including a base rate per annum plus an applicable margin of 2.50%, and SOFR plus an applicable margin of 3.50%.

As part of the refinancing, B&G Foods also prepaid $175.0 million aggregate principal amount of revolving credit loans with a portion of the proceeds of the tack-on offering, decreased the revolver capacity under the senior secured credit agreement from $800.0 million to $475.0 million aggregate principal amount, and extended the maturity date of its revolving credit facility from December 16, 2025 to December 16, 2028. Following the refinancing, interest under the revolving credit facility, including any outstanding letters of credit, will be determined based on alternative rates that B&G Foods may choose in accordance with the credit agreement, including a base rate per annum plus an applicable margin ranging from 0.50% to 1.00%, and SOFR plus an applicable margin ranging from 1.50% to 2.00%, in each case depending on B&G Foods’ consolidated leverage ratio. As of July 12, 2024, $30.0 million aggregate principal amount of revolving credit loans remain outstanding.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities, including without limitation, the new senior secured notes and the related guarantees, nor shall there be any sale of securities, including without limitation, the new senior secured notes and the related guarantees, in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: B&G Foods’ substantial leverage; the effects of rising costs for and/or decreases in supply of B&G Foods’ commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; B&G Foods’ ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for B&G Foods’ products and local economic and market conditions; B&G Foods’ continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of B&G Foods and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, such as the COVID-19 pandemic, may have on B&G Foods’ business, including among other things, B&G Foods’ supply chain, manufacturing operations or workforce and customer and consumer demand for B&G Foods’ products; B&G Foods’ ability to recruit and retain senior management and a highly skilled and diverse workforce at B&G Foods’ corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of B&G Foods’ business; B&G Foods’ possible inability to identify new acquisitions or to integrate recent or future acquisitions or B&G Foods’ failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; B&G Foods’ ability to successfully complete the integration of recent or future acquisitions into B&G Foods’ enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and future tax reform or legislation; B&G Foods’ ability to access the credit markets and B&G Foods’ borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of B&G Foods’ competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on B&G Foods’ international procurement, sales and operations; future impairments of B&G Foods’ goodwill and intangible assets; B&G Foods’ ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; B&G Foods’ ability to successfully implement B&G Foods’ sustainability initiatives and achieve B&G Foods’ sustainability goals, and changes to environmental laws and regulations; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of B&G Foods’ customers’ inventories and credit and other business risks related to B&G Foods’ customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of B&G Foods’ third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt B&G Foods’ supply of raw materials or certain finished goods products or injure B&G Foods’ reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in B&G Foods’ most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Anna Kate Heller bgfoodsIR@icrinc.com	Media Relations: ICR, Inc. Matt Lindberg Matthew.Lindberg@icrinc.com